EXHIBIT 31.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Charif Souki, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Sabine Pass LNG, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 9, 2013

/s/ Charif Souki
Charif Souki
Chief Executive Officer of
Sabine Pass LNG-GP, LLC, the general partner of
Sabine Pass LNG, L.P.